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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                _______________



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):   January 27, 1999

                          PERRY'S MAJESTIC BEER, INC.
            (Exact name of registrant as specified in its charter)


         Delaware          0-21079                       11-3314168
(State of incorporation)   (Commission file number)      (I.R.S. Employer
                                                         Identification No.)


 100 Plaza Drive, Second Floor                           (201) 866-1300
 Secaucus, New Jersey 07094                              (Telephone Number)
 (Address of principal executive offices)
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Item 4.  Changes in Registrant's Certifying Accountant

     On January 27, 1999, Perry's Majestic Beer, Inc. (the "Company") dismissed its certified public accountants, Moore Stephens, P.C., and engaged Marcum & Kliegman LLP to be its certified public accountants for the remainder of the fiscal year ending March 31, 1999. The Board of Directors of the Company approved the decision to dismiss Moore Stephens, P.C. and appoint Marcum & Kliegman LLP by unanimous written consent on January 27, 1999.

     During the two most recent fiscal years and up to the date of discontinuation of services of Moore Stephens, P.C., Moore Stephens, P.C. did not issue any adverse opinion with respect to the Company's financial statements or any disclaimer of opinion or any opinion which was qualified as to uncertainty, audit scope or accounting principles. However, such report dated May 18, 1998 was modified as to uncertainty about the Company's ability to continue as a going concern. During the two most recent fiscal years, and up to the date of discontinuation of services of Moore Stephens, P.C., there were no disagreements between the Company and Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Moore Stephens, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the past two fiscal years and up to the date of discontinuation of services of Moore Stephens, P.C., the Company did not consult Marcum & Kliegman LLP prior to such firm's engagement with respect to: the application of accounting principles to a specific transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company's financial statements; or, any matter that was the subject of either a disagreement or a reportable event, in each case, as described in Item 304(a) of Regulation S-B under the Securities Exchange Act of 1934, as amended.

Item 7.  Financial Statements and Exhibits

Exhibit No.                       Description
----------                        -----------

16.1                              Letter of Moore Stephens, P.C.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of February, 1999.


                              PERRY'S MAJESTIC BEER, INC.

                              By:   /s/ James B. Hovis
                                    -------------------------------------
                                    James B. Hovis
                                    President and Chief Executive Officer




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